Veda Group Limited and its Controlled Entities
Consolidated Financial
Statements
for the years ended 30 June
2015 and 2014

Veda Group Limited and its Controlled Entities ABN 26 124 306 958
Consolidated Financial Statements – For the years ended 30
June 2015 and 2014

Veda Group Limited and its Controlled Entities
Consolidated statements of profit or loss and other comprehensive income
For the years ended 30 June 2015 and 2014

		2015	2014
	Note	$'000	$'000

Revenue	6	338,767	302,049

Costs of external data and products used for resale		(61,716)	(56,365)
Employee benefits expense		(97,393)	(84,246)
Depreciation and amortisation expense		(27,863)	(23,049)
Software, technology and communication costs		(12,091)	(11,070)
Occupancy costs		(5,483)	(5,075)
Management fees		—	(1,786)
Professional and legal fees		(4,149)	(3,782)
Travel and accommodation		(2,880)	(1,971)
Marketing and publications		(4,293)	(4,264)
Other operating expenses		(6,310)	(5,138)
IPO related expenses	7	—	(25,677)
Finance income		678	1,119
Finance expenses	8	(13,326)	(50,395)
Share of net profit from associates	14	3,167	2,536
Profit before income tax		107,108	32,886

Income tax expense	9	(28,689)	(10,228)
Profit after income tax		78,419	22,658

Other comprehensive income (loss)
Items that may be reclassified subsequently to profit or loss:
Effective portion of changes in fair value of cash flow hedges, net of tax	8	75	370
Exchange differences on translation of foreign operations		(741)	7,808
Other comprehensive income for the year, net of tax		(666)	8,178

Total comprehensive income for the year		77,753	30,836

Profit after income tax is attributable to:
Owners of Veda Group Limited		77,919	22,403
Non-controlling interests		500	255
		78,419	22,658

Total comprehensive income for the year is attributable to		77,210	30,512
Owners of Veda Group Limited		543	324
Non-controlling interests		77,753	30,836

Earnings per Parent share
Basic - cents	20	9.3	3.2
Diluted - cents	20	9.2	3.2

The above consolidated statement of profit or loss and other comprehensive income should be read in conjunction with the accompanying notes.

Veda Group Limited and its Controlled Entities
Consolidated balance
sheets
As at 30 June 2015 and 2014

		2015	2014
	Note	$'000	$'000
ASSETS
Current Assets
Cash and cash equivalents	10(a)	29,799	30,028
Trade and other receivables	10(b)	47,503	39,416
Other prepayments and deposits		2,485	2,603
Total current assets		79,787	72,047
Non-current assets
Receivables	10(b)	2,801	3,754
Investments in equity-accounted investees	14	33,920	30,790
Property, plant and equipment	11(a)	4,772	4,110
Deferred tax assets	11(b)	14,940	38,459
Intangible assets	11(c)	938,129	910,237
Total non-current assets		994,562	987,350

Total assets		1,074,349	1,059,397

LIABILITIES
Current liabilities
Trade and other payables	10(c)	29,843	26,133
Deferred revenue		7,439	6,640
Derivative financial instruments		—	108
Current tax liabilities		2,317	689
Provisions	11(e)	3,867	1,477
Employee benefit obligations	11(f)	16,512	16,303
Total current liabilities		59,978	51,350
Non-current liabilities
Borrowings	10(d)	226,615	267,931
Provisions	11(e)	7,038	5,339
Employee benefit obligations	11(f)	1,458	1,105
Other non-current payables		6,080	6,080
Total non-current liabilities		241,191	280,455

Total liabilities		301,169	331,805

Net assets		773,180	727,592

EQUITY
Contributed equity	12(a)	792,161	791,364
Other reserves	12(b)	10,985	10,787
Accumulated losses	12(c)	(32,555)	(76,605)
Capital and reserves attributable to owners of Veda Group Limited		770,591	725,546
Non-controlling interests		2,589	2,046

Total equity		773,180	727,592

The above consolidated balance sheet should be read in conjunction with the accompanying notes.

Veda Group Limited and its Controlled Entities
Consolidated statements of changes in
equity
For the years ended 30 June 2015 and 2014

		Attributable to owner of
		Veda Group Limited and its Controlled Entities
	Note	Contributed equity	Other reserves	Accumulated losses	Total	Non-controlling interests	Total equity
		$'000	$'000	$'000	$'000	$'000	$'000
2015
Balance at 1 July 2014		791,364	10,787	(76,605)	725,546	2,046	727,592
							—
Profit after income tax		—	—	77,919	77,919	500	78,419
							—
Other comprehensive income:							—
Effective portion of changes in fair value of cash flow hedges, net of tax		—	75	—	75	—	75
Exchange differences on translation of foreign operations		—	(784)	—	(784)	43	(741)
Total other comprehensive income (loss)		—	(709)	—	(709)	43	(666)

Transactions with owners in their capacity as owners:
Dividends	12(a)	—	—	(33,869)	(33,869)	—	(33,869)
Share based payments	12(b)	—	907	—	907	—	907
Share options exercised	12(a)	797	—	—	797	—	797
		797	907	(33,869)	(32,165)	—	(32,165)

Changes in ownership interests in subsidiaries:
Balance at 30 June 2015		792,161	10,985	(32,555)	770,591	2,589	773,180

The above consolidated statement of changes in equity should be read in conjunction with the accompanying notes.

Veda Group Limited and its Controlled Entities
Consolidated statements of changes in
equity
For the years ended 30 June 2015 and 2014
(continued)

		Attributable to owner of
		Veda Group Limited and its Controlled Entities
	Note	Contributed equity	Other reserves	Accumulated losses	Total	Non-controlling interests	Total equity
		$'000	$'000	$'000	$'000	$'000	$'000
2014
Balance at 1 July 2013		512,911	(552)	(195,047)	317,312	776	318,088
							—
Profit after income tax		—	—	22,403	22,403	255	22,658

Other comprehensive income:
Effective portion of changes in fair value of cash flow hedges, net of tax		—	370	—	370	—	370
Exchange differences on translation of foreign operations		—	7,739	—	7,739	69	7,808
Total other comprehensive income		—	8,109	—	8,109	69	8,178

Transactions with owners in their capacity as owners:
Contributions of equity, net of transaction costs and tax	12(a)	374,492	—	—	374,492	—	374,492
Share based payments	12(b)	—	3,230	—	3,230	—	3,230
Capital reduction	12(a)	(96,039)	—	96,039	—	—	—
		278,453	3,230	96,039	377,722	—	377,722

Changes in ownership interests in subsidiaries:
Acquisition of subsidiary with non-controlling interest		—	—	—	—	946	946
Balance at 30 June 2014		791,364	10,787	(76,605)	725,546	2,046	727,592

The above consolidated statement of changes in equity should be read in conjunction with the accompanying notes.

Veda Group Limited and its Controlled Entities
Consolidated statements of cash flows
For the years ended 30 June 2015 and 2014

		2015	2014
	Note	$'000	$'000

Cash flows from operating activities
Receipts from customers (inclusive of GST)		368,942	336,806
Payments to suppliers and employees (inclusive of GST)		(227,758)	(204,302)
		141,184	132,504
Income taxes paid		(4,543)	(3,030)
Interest received		708	1,001
Net cash inflow from operating activities		137,349	130,475

Cash flows from investing activities
Payments for acquisition of subsidiaries, net of cash acquired	22	(4,470)	(1,203)
Payments for property, plant and equipment		(2,342)	(850)
Payments for systems software and data		(50,237)	(45,267)
Management loans		952	(3,434)
Dividends received		2,777	312
Contingent consideration paid		(653)	(6,839)
Net cash outflow from investing activities		(53,973)	(57,281)

Cash flows from financing activities
Proceeds from issues of shares and other equity securities		797	358,357
Proceeds from borrowings		30,000	317,499
Repayment of borrowings		(67,104)	(707,722)
Dividends paid to company's shareholders		(33,869)	—
IPO related costs		—	(13,238)
Borrowing costs		—	(1,419)
Withholding tax payments		—	(1,982)
Interest and other costs paid on financial debt		(13,136)	(21,728)
Other		—	(900)
Net cash outflow from financing activities		(83,312)	(71,133)

Net increase in cash and cash equivalents		64	2,061
Cash and cash equivalents at the beginning of the financial year		30,028	27,554
Effects of exchange rate changes on cash and cash equivalents		(293)	413
Cash and cash equivalents at the end of year	10(a)	29,799	30,028

The above consolidated statement of cash flows should be read in conjunction with the accompanying notes.

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014

Contents of the note to the consolidated financial statements

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

1 Reporting entity

Veda Group Limited (the “Company”) is a for-profit company domiciled in Australia.

The Company’s registered office is at Level 15, 100 Arthur Street, North Sydney NSW 2060. The consolidated financial statements comprise the Company and its controlled entities (collectively the “Group” and individually “Group companies”).

The consolidated financial statements were authorised for issue by the Board of Directors on 12 April 2016.

On 25 February 2016, Equifax Australia Pty Ltd, a wholly-owned subsidiary of Equifax Inc. acquired all of the shares on issue in the capital of the Company (under a scheme of arrangement which became effective on 11 February 2016 and was implemented on 25 February 2016) together with all options on issue which had not otherwise been cancelled. The Company was delisted (i.e. quotation of its shares was terminated and it was removed from the official list) by the ASX on 26 February 2016.

2 Basis of preparation

(a) Statement of compliance

The consolidated financial statements are general purpose financial statements which have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (IFRS). These financial statements have been prepared for the purpose of complying with Equifax reporting requirements.

(b) Basis of measurement

The consolidated financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	derivative financial instruments are measured at fair value

•	deferred acquisition consideration is measured at fair value

(c) Functional and presentation currency

These consolidated financial statements are presented in Australian dollars, which is also the Company’s functional currency.

All financial information presented in Australian dollars has been rounded to the nearest thousand unless otherwise stated.

(d) Judgments and estimates

(i) Critical accounting estimates and assumptions
In preparing the Group financial statements, management is required to make estimates and assumptions that affect the reported amount of revenues, expenses, assets and liabilities and the disclosure of contingent liabilities. The resulting accounting estimates, which are based on management's best judgment at the date of the Group financial statements, will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are summarised below. Revenue recognition is excluded from this summary on the grounds that the policy adopted in this area is sufficiently objective.

Tax
The Group is subject to tax in numerous jurisdictions. Significant judgment is required in determining the related assets or provisions as there are transactions in the ordinary course of business and calculations for which the ultimate tax determination is uncertain. The Group recognises liabilities based on estimates of whether additional tax will be due. W here the final tax outcome of these matters is different from the amounts that were initially recognised, such differences will impact on the results for the year and the respective income tax and deferred tax assets or provisions in the year in which such determination is made. The Group recognises tax assets based on forecasts of future profits against which those assets may be utilised.

Goodwill
The Group tests goodwill for impairment annually or more frequently if events or changes in circumstances indicate that the goodwill may be impaired. The recoverable amount of each Cash Generating Unit (CGU) is determined based on a value in use calculation which requires the use of cash flow projections based on approved financial budgets, looking forward up to three years. Cash flows are extrapolated using estimated growth rates beyond a three year period. The growth rates used do not

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

exceed the long-term average growth rate for the markets in which the segment operates. The discount rates used reflect the segment's pre-tax weighted average cost of capital (W ACC).

Fair value of derivatives and other financial instruments
In ascertaining the fair value of derivatives, the Group uses its judgment to select a variety of methods and makes assumptions, or uses observable market based inputs, that are mainly based on market conditions at each balance sheet date.

Share incentive plans
The assumptions used in determining the amounts charged in the Group income statement include judgments in respect of performance conditions and length of service together with future share prices, dividend and interest yields and exercise patterns.

(ii) Critical judgements
Management has made judgments in the process of applying the Group's accounting policies that have a significant effect on the amounts recognised in the Group financial statements.

The most significant of these judgments is in respect of intangible assets where certain costs incurred in the developmental phase of an internal project are capitalised if a number of criteria are met. Management has made judgments and assumptions when assessing whether a project meets these criteria, and on measuring the costs and the economic life attributed to such projects.

On acquisition, specific intangible assets are identified and recognised separately from goodwill and then amortised over their estimated useful lives. These include such items as customer contracts and relationships and brand names to which value is first attributed at the time of acquisition. The capitalisation of these assets and the related amortisation charges are based on judgments about the value and economic life of such items.

The economic lives for intangible assets are estimated at between three and eight years for internal projects, which include internal use software and internally generated software, and between three and ten years for acquisition intangibles. Management has also made judgments and assumptions when assessing the economic life of acquired data, and the pattern of consumption of the economic benefits embodied in the asset.

3 Significant accounting policies

(a) Basis of consolidation

(i) Business combinations
The Group accounts for business combinations using the acquisition method when control is transferred to the Group. The consideration transferred in the acquisition is generally measured at fair value, as are the identifiable net assets acquired. Any goodwill that arises is tested annually for impairment. Any gain on a bargain purchase is recognised in profit or loss immediately. Transaction costs are expensed as incurred, except if related to the issue of debt or equity securities.

The consideration transferred does not include amounts related to the settlement of pre-existing relationships. Such amounts are generally recognised in profit or loss.

Any contingent consideration payable is measured at fair value at the acquisition date. If the contingent consideration is classified as equity, then it is not remeasured and settlement is accounted for within equity. Otherwise, subsequent changes in the fair value of the contingent consideration are recognised in profit or loss.

(ii) Subsidiaries
Subsidiaries are entities controlled by the Group. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

Intercompany transactions, balances and unrealised gains on transactions between entities controlled by the Group are eliminated. Unrealised losses are also eliminated unless the transaction provides evidence of the impairment of the asset transferred. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

Non-controlling interests in the results and equity of subsidiaries are shown separately in the consolidated statement of comprehensive income, statements of changes in equity and consolidated statement of financial position respectively.

(iii) Investments in equity accounted investees

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

The Group’s interests in equity-accounted investees comprise interests in associates and joint ventures.

Associates are those entities in which the Group has significant influence, but not control or joint control, over the financial and operating policies. A joint venture is an arrangement in which the Group has joint control, whereby the Group has rights to the net assets of the arrangement, rather than rights to its assets and obligations for its liabilities.

Interests in associates and the joint ventures are accounted for using the equity method. They are recognised initially at cost, which includes transaction costs. Subsequent to initial recognition, the consolidated financial statements include the Group’s share of the profit or loss and Other Comprehensive Income (OCI) of equity-accounted investees, until the date on which significant influence or joint control ceases.

(b) Foreign currency

(i) Foreign currency transactions and balances
Transactions in foreign currencies are translated to the respective functional currencies of the Group entities at exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are retranslated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortised cost in the functional currency at the beginning of the period, adjusted for effective interest and pay.

Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are retranslated to the functional currency at the exchange rate at the date that the fair value was determined.

Non-monetary items in a foreign currency that are measured in terms of historical cost are translated using the exchange rate at the date of the transaction. Foreign currency differences arising on retranslation are recognised in profit or loss.

(ii) Foreign operations
The assets and liabilities of foreign operations, including goodwill and fair value adjustments arising on acquisition, are translated to the functional currency at exchange rates at the reporting date. The income and expenses of foreign operations, excluding foreign operations in hyperinflationary economies, are translated to Australian dollars at exchange rates at the dates of the transactions.

Foreign currency differences are recognised in other comprehensive income, and presented in the foreign currency translation reserve (translation reserve) in equity. However, if the operation is a non-wholly-owned subsidiary, then the relevant proportionate share of the translation difference is allocated to the non-controlling interests. When a foreign operation is disposed of such that control, significant influence or joint control is lost, the cumulative amount in the translation reserve related to that foreign operation is reclassified to profit or loss as part of the gain or loss on disposal.

When the settlement of a monetary item receivable from or payable to a foreign operation is neither planned nor likely in the foreseeable future, foreign exchange gains and losses arising from such a monetary item are considered to form part of a net investment in a foreign operation and are recognised in other comprehensive income, and are presented in the translation reserve in equity.

(c) Financial instruments

(i) Non-derivative financial assets
The Group initially recognises loans and receivables and deposits on the date that they are originated. All other financial assets (including assets designated at fair value through profit or loss) are recognised initially on the trade date at which the Group becomes a party to the contractual provisions of the instrument.

The Group derecognises a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Any interest in transferred financial assets that is created or retained by the Group is recognised as a separate asset or liability.

Financial assets and liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Group has a legal right to offset the amounts and intends either to settle on a net basis or to realise the asset and settle the liability simultaneously.

(ii) Loans and receivables

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

Loans and receivables are financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are recognised initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition loans and receivables are measured at amortised cost using the effective interest method, less any impairment losses.

Loans and receivables comprises of cash and cash equivalents, and trade and other receivables.

(iii) Cash and cash equivalents
Cash and cash equivalents comprise cash balances and call deposits with original maturities of three months or less from the acquisition date that are subject to an insignificant risk of changes in their fair value, and are used by the Group in the management of its short-term commitments.

(iv) Non-derivative financial liabilities
The Group initially recognises debt securities issued and subordinated liabilities on the date that they are originated. All other financial liabilities (including liabilities designated at fair value through profit or loss) are recognised initially on the trade date, which is the date that the Group becomes a party to the contractual provisions of the instrument.

The Group derecognises a financial liability when its contractual obligations are discharged, cancelled or expired.

The Group classifies non-derivative financial liabilities into the other financial liabilities category. Such financial liabilities are recognised initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, these financial liabilities are measured at amortised cost using the effective interest method.

Other financial liabilities comprise borrowings and trade and other payables (excluding accrued expenses).

(v) Borrowings
Borrowings are initially recognised at fair value, net of transaction costs incurred. Borrowings are subsequently measured at amortised cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognised in the profit or loss over the period of the borrowings using the effective interest method. Fees paid on the establishment of loan facilities are recognised as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. In this case, the fee is deferred until the draw down occurs. To the extent there is no evidence that it is probable that some or all of the facility will be drawn down, the fee is capitalised as a prepayment for liquidity services and amortised over the period of the facility to which it relates.

The difference between the carrying amount of a financial liability that has been extinguished or transferred to another party and the consideration paid, including any non-cash assets transferred or liabilities assumed, is recognised in profit or loss as other income or finance costs. Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the reporting period.

(vi) Borrowing costs
Borrowing costs incurred for the construction of any qualifying asset are capitalised during the period of time that is required to complete and prepare the asset for its intended use or sale. Other borrowing costs are expensed.

(vii) Share capital (Ordinary shares)
Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of ordinary shares are recognised as a deduction from equity, net of any tax effects.

(viii)Derivative financial instruments, including hedge accounting
The Group holds derivative financial instruments to hedge its interest rate risk exposures. Embedded derivatives are separated from the host contract and accounted for separately if the economic characteristics and risks of the host contract and the embedded derivative are not closely related, a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative, and the combined instrument is not measured at fair value through profit or loss.

On initial designation of the derivative as the hedging instrument, the Group formally documents the relationship between the hedging instrument and hedged item, including the risk management objectives and strategy in undertaking the hedge transaction and the hedged risk, together with the methods that will be used to assess the effectiveness of the hedging relationship. The Group makes an assessment, both at the inception of the hedge relationship as well as on an ongoing basis, whether the hedging instruments are expected to be ''highly effective'' in offsetting the changes in the fair value or cash flows of the respective hedged items attributable to hedged risk, and whether the actual results of each hedge are within a range of 80 - 125 percent.

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

Derivatives are recognised initially at fair value and attributable transaction costs are recognised in profit or loss as incurred. Subsequent to initial recognition, derivatives are measured at fair value and changes therein are accounted for as described below.

(ix) Cash flow hedges
When a derivative is designated as the hedging instrument in a hedge of the variability in cash flows attributable to a particular risk associated with a recognised asset or liability or a highly probable forecast transaction that could affect profit or loss, the effective portion of changes in the fair value of the derivative is recognised in other comprehensive income and presented in the hedging reserve in equity. Any ineffective portion of changes in the fair value of the derivative is recognised immediately in profit or loss.

When the hedged item is a non-financial asset, the amount accumulated in equity is retained in other comprehensive income and reclassified to profit or loss in the same period or periods during which the non-financial item affects profit or loss. In other cases, the amount accumulated in equity is reclassified to profit or loss in the same period that the hedged item affects profit or loss. If the hedging instrument no longer meets the criteria for hedge accounting, expires or is sold, terminated or exercised, or the designation is revoked, then hedge accounting is discontinued prospectively. If the forecast transaction is no longer expected to occur, then the balance in equity is reclassified in profit or loss.

(d) Property, plant and equipment

(i) Recognition and measurement
Items of property, plant and equipment are measured at cost less accumulated depreciation and accumulated impairment losses.

Cost includes expenditure that is directly attributable to the acquisition of the asset. The cost of self-constructed assets includes the cost of materials and direct labour, any other costs directly attributable to bringing the assets to a working condition for their intended use, the costs of dismantling and removing the items and restoring the site on which they are located and capitalised borrowing costs. Cost also may include transfers from equity of any gain or loss on qualifying cash flow hedges of foreign currency purchases of property, plant and equipment. Purchased software that is integral to the functionality of the related equipment is capitalised as part of that equipment.

When parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate items (major components) of property, plant and equipment.

Any gains and losses on disposal of an item of property, plant and equipment (calculated as the difference between the net proceeds from disposal and the carrying amount of the item) is recognised in profit or loss.

(ii) Subsequent costs
Subsequent expenditure is capitalised only when it is probable that the future economic benefits associated with the expenditure will flow to the Group. Ongoing repairs and maintenance are expensed as incurred.

(iii) Depreciation
Items of property, plant and equipment are depreciated from the date that they are installed and are ready for use, or in respect of internally constructed assets, from the date that the asset is completed and ready for use.

Depreciation is calculated to write off the cost of property, plant and equipment less their estimated residual values using the straight-line basis over their estimated useful lives. Depreciation is generally recognised in profit or loss, unless the amount is included in the carrying amount of another asset.

The estimated useful lives for the current and comparative years are as follows:

•	fixtures, fittings and equipment - 2.5 to 5 years

•	leasehold improvements - over lease period

Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

(i) Goodwill
Goodwill that arises upon the acquisition of subsidiaries is included in intangible assets.

(ii) Subsequent measurement

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

Goodwill is measured at cost less accumulated impairment losses. In respect of equity-accounted investees, the carrying amount of goodwill is included in the carrying amount of the investment, and an impairment loss is allocated to the carrying amount of the equity-accounted investee as a whole.

(iii) Brand names
A brand name, also called a trade name, is used to identify a commercial product or service which may or may not be registered as a trademark.

(iv) Software
Computer software comprises computer application system software and licenses. Costs incurred in developing products or systems and costs incurred in acquiring software and licenses that will contribute to future period financial benefits through revenue generation and/or cost reduction are capitalised to computer software. Costs capitalised include external direct costs, direct payroll and payroll related costs.

Development costs include only those costs directly attributable to the development phase and are only recognised following completion of technical feasibility and where the Group has an intention and ability to use the asset.

Research expenditure is recognised as an expense as incurred. Costs incurred on development projects (relating to the design and testing of new or improved products) are recognised as intangible assets when it is probable that the project will, after considering its commercial and technical feasibility, be completed and generate future economic benefits and its costs can be measured reliably. The expenditure capitalised comprises all directly attributable costs, including costs of materials, services and direct labour. Other development expenditures that do not meet these criteria are recognised as an expense in profit and loss as incurred. Development costs are capitalised under computer software and amortised from the point at which the asset is ready for use.

(v) Databases
The Group capitalises costs incurred in acquiring intellectual property relating to databases that will contribute to future period financial benefits through revenue generation and/or cost reduction.

(vi) Data sets
The Group capitalises costs incurred relating to storable data purchases. Costs are capitalised when control over the data is maintained to obtain future economic benefits. The amount is amortised over the economic life of the data sets, which is determined based on the nature of the underlying data.

(vii) Subsequent expenditure
Subsequent expenditure is capitalised only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure, including expenditure on internally generated goodwill and brands, is recognised in profit or loss as incurred.

(viii) Amortisation
Amortisation is based on the cost of an asset less its residual value. Amortisation is recognised in profit or loss on a straight-line basis over the estimated useful lives of intangible assets, other than goodwill and data sets, from the date that they are available for use. There is no amortisation of goodwill. Amortisation of data is determined using a diminishing value method, where approximately 50% of the cost is amortised in the first two years, consistent with the nature of the underlying data purchased.

The estimated useful lives for the current and comparative years are as follows:

•	brand names : indefinite useful life

•	software : 3 - 8 years

•	databases : 1 - 6 years

•	customer contracts and relationships : 3 - 10 years

•	data sets : 8 years

(f) Impairment

(i) Non-derivative financial assets
A financial asset not carried at fair value through profit or loss is assessed at each reporting date to determine whether there is objective evidence that it is impaired. A financial asset is impaired if objective evidence indicates that a loss event has occurred after the initial recognition of the asset, and that the loss event had a negative effect on the estimated future cash flows of that asset that can be estimated reliably.

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

Objective evidence that financial assets are impaired can include default or delinquency by a debtor, restructuring of an amount due to the Group on terms that the Group would not consider otherwise, indications that a debtor or issuer will enter bankruptcy, adverse changes in the payment status of borrowers or issuers in the Group or economic conditions that correlate with defaults.

(ii) Financial assets measured at amortised cost
The Group considers evidence of impairment for financial assets measured at amortised cost at both a specific asset and collective level. All individually significant assets are assessed for specific impairment. Those found not to be specifically impaired are then collectively assessed for any impairment that has been incurred but not yet identified. Assets that are not individually significant are collectively assessed for impairment by grouping together assets with similar risk characteristics.

In assessing collective impairment the Group uses historical trends of the probability of default, timing of recoveries and the amount of loss incurred, adjusted for management’s judgment as to whether current economic and credit conditions are such that the actual losses are likely to be greater or less than suggested by historical trends.

An impairment loss in respect of a financial asset measured at amortised cost is calculated as the difference between its carrying amount and the present value of the estimated future cash flows discounted at the asset’s original effective interest rate. Losses are recognised in profit or loss and reflected in an allowance account against receivables. Interest on the impaired asset continues to be recognised through the unwinding of the discount. When an event occurring after the impairment was recognised causes the amount of impairment loss to decrease, the decrease in impairment loss is reversed through profit or loss.

(iii) Equity accounted investees
An impairment loss in respect of an equity accounted investee is measured by comparing the recoverable amount of the investment with its carrying amount in accordance with the policy. An impairment loss is recognised in profit or loss. An impairment loss is reversed if there has been a favourable change in the estimates used to determine the recoverable amount.

(iv) Non-financial assets
The carrying amounts of the Group’s non-financial assets, other than deferred tax assets, are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. For goodwill, and intangible assets that have indefinite useful lives or that are not yet available for use, the recoverable amount is estimated each year at the same time. An impairment loss is recognised if the carrying amount of an asset or its related cash-generating unit (CGU) exceeds its estimated recoverable amount.

The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU. For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generate cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGU. Subject to an operating segment ceiling test, for the purposes of goodwill impairment testing, CGUs to which goodwill has been allocated are aggregated so that the level at which impairment testing is performed reflects the lowest level at which goodwill is monitored for internal reporting purposes. Goodwill acquired in a business combination is allocated to groups of CGUs that are expected to benefit from the synergies of the combination.

Impairment losses are recognised in profit or loss. Impairment losses recognised in respect of CGUs are allocated first to reduce the carrying amount of any goodwill allocated to the CGU (group of CGUs), and then to reduce the carrying amounts of the other assets in the CGU (group of CGUs) on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. For other assets, an impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment loss had been recognised.

(g) Fair value estimation

The fair value of financial assets and financial liabilities must be estimated for recognition and measurement or for disclosure purposes.

The fair value of financial instruments traded in active markets (such as publicly traded derivatives, and trading and available-for-sale securities) is based on quoted market prices at the statement of financial position date.

The carrying value less impairment provision of trade receivables and payables are assumed to approximate their fair values due to their short-term nature. The fair value of financial liabilities for disclosure purposes is estimated by discounting the future contractual cash flows at the current market interest rate that is available to the Group for similar financial instruments.

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

(h) Employee benefits

(i) Wages, salaries and annual leave
Liabilities for wages and salaries, including non-monetary benefits and annual leave expected to be settled within
12 months after the end of the period in which the employees render the related service are recognised in respect of employees' services up to the end of the reporting period and are measured at the amounts expected to be paid when the liabilities are settled. The liability for annual leave is recognised in the provision for employee benefits.

(ii) Long-term service benefits
The Group’s net obligation in respect of long term service benefits, other than superannuation but including long service leave, is the amount of future benefits that employees have earned in return for their service in the current and prior periods. That benefit is calculated using expected future increases in wage and salary rates including related on-costs and expected settlement dates, and is discounted using the rates attached to corporate bonds at the reporting date that have maturity dates approximating to the terms of the Group’s obligations.

Long service leave is classified as current where the leave has vested, or will vest within the next 12 months, in accordance with the relevant state legislation under which the employee is employed.

(iii) Superannuation contributions
Contributions are made on behalf of employees to various complying superannuation funds and are charged as expenses when incurred. The Group has no liability to defined contribution superannuation funds other than the payment of its share of the contributions in terms of applicable legislation.

(iv) Share-based payments
The grant-date fair value of share-based payment awards granted to employees is recognised as an employee expense, with a corresponding increase in equity, over the period that the employees unconditionally become entitled to the awards. The amount recognised as an expense is adjusted to reflect the number of awards for which the related service and non-market vesting conditions are expected to be met, such that the amount ultimately recognised as an expense is based on the number of awards that meet the related service and non-market performance conditions at the vesting date.

When the Group reimburses employees for personal taxes due related to the share-based payments awards, the payment is considered to be a cash-settled award because the tax is based on the value of the Company's equity instruments. The liability is expensed immediately in the profit or loss in the period of which it arises.

In the current financial year, the fair value at grant date is determined using a Black Scholes option pricing model and a Monte Carlo simulation that takes into account the exercise price, the term of the share plan, the vesting and performance criteria, the enterprise value, the discount due to lack of control and lack of marketability, the expected dividend yield, and the risk free interest rate for the term of the share award. In previous financial years, Monte Carlo simulations and Black Scholes valuations were used to value shares issued.

(i) Provisions

A provision is recognised if, as a result of a past event, the Group has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Non-current provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognised as a finance cost.

(i) Lease incentives
Office lease incentives are amortised over the term of the individual office leases. The amount in excess of 12 months is recorded as a non-current provision.

(ii) Occupancy 'make-good'
A provision for make good costs for leased property is recognised when a make good obligation exists in the lease contracts. The provision is the best estimate of the present value of the expenditure required to settle the make good obligation at the reporting date. Future make good costs are reviewed annually and any changes are reflected in the present value of the make good provision at the end of the reporting period.

(iii) Contingent consideration

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

Contingent consideration for Veda Group consists of future earn out payments in conjunction with business acquisitions. Future contingent consideration payments are reviewed annually and any changes are reflected in the present value of the earn out provision at the end of the reporting period.

(j) Revenue

The Group recognises revenue when the amount of revenue can be reliably measured, it is probable that future economic benefits will flow to the entity and specific criteria have been met for each of the Group’s activities as described below.

(i) Credit and other enquiry revenue and product revenue
A sale is recorded at the time that an enquiry is made through the credit bureau, and at the time a product is delivered.

(ii) Service revenue
Contract revenue and expenses are recognised in accordance with the percentage of completion method unless the outcome of the contract cannot be reliably estimated. W here it is probable that a loss will arise from a contract, the excess of total expected contract costs over total expected contract revenue is recognised as an expense immediately.

Where the outcome of a contract cannot be reliably estimated, contract costs are recognised as an expense as incurred, and where it is probable that the costs will be recovered revenue is recognised to the extent of the costs incurred.

The stage of completion is measured by reference to services completed as a proportion of total services for the contract.

(iii) Income from software license fees
Revenue from software licenses is recognised upon delivery. W here a single arrangement comprises a number of individual elements which are capable of operating independently of one another the total revenues are allocated amongst the individual elements based on an estimate of the fair value of each element. W here the elements are not capable of operating independently, or reasonable measures of fair value for each element are not available, total revenues are recognised on a straight line basis over the contract period to reflect the timing of services performed.

(iv) Subscription revenue
Subscription fees are brought to account over the term of the subscription. Unearned subscription fees at the end of a period are deferred and recognised over the balance of the subscription period.

(k) Lease payments

Payments made under operating leases are recognised in profit or loss on a straight-line basis over the term of the lease. Lease incentives received are recognised as an integral part of the total lease expense, over the term of the lease.

(l) Finance income and expense

Finance income is recognised for interest earned on cash and cash deposits using the effective interest rate method. Finance expense comprise interest expense on borrowings, and the unwinding of future values on provisions.

Foreign currency gains and losses on financial assets and financial liabilities are reported on a net basis as either finance income or finance cost depending on whether foreign currency movements are in a net gain or net loss position.

(m) Tax

Tax expense comprises current and deferred tax. Current and deferred taxes are recognised in profit or loss except to the extent that it relates to a business combination, or items recognised directly in equity or in other comprehensive income.

(i) Current tax
Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years. Current tax payable also includes any tax liability arising from the declaration of dividends.

(ii) Deferred tax
Deferred tax is recognised in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognised for:

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

•	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

•	temporary differences related to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future; and

•	taxable temporary differences arising on the initial recognition of goodwill.

The measurement of deferred tax reflects the tax consequences that would follow the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, using tax rates enacted or substantively enacted at the reporting date.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realised simultaneously.

A deferred tax asset is recognised for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilised. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

(iii) Tax exposures
In determining the amount of current and deferred tax the Group takes into account the impact of uncertain tax positions and whether additional taxes and interest may be due. This assessment relies on estimates and assumptions and may involve a series of judgments about future events. New information may become available that causes the Group to change its judgment regarding the adequacy of existing tax liabilities; such changes to tax liabilities will impact tax expense in the period that such a determination is made.

(iv) Tax consolidation
The Group has implemented the tax consolidation legislation. There are two tax consolidated groups in Australia and one in New Zealand. The head entity for the primary Australian tax group is Veda Group Limited (previously VA Australia Holdings Pty Ltd).

(n) Goods and Services Tax (GST)

Revenues, expenses and assets are recognised net of the amount of associated GST, unless the GST incurred is not recoverable from the taxation authority. In this case it is recognised as part of the cost of acquisition of the asset or as part of the expense.

Receivables and payables are stated inclusive of the amount of GST receivable or payable. The net amount of GST recoverable from, or payable to, the taxation authority is included with other receivables or payables in the consolidated balance sheet.

Cash flows are presented on a gross basis. The GST components of cash flows arising from investing or financing activities which are recoverable from, or payable to the taxation authority, are presented as operating cash flows.

(o) Earnings per share

The Group presents basic and diluted earnings per share data for its ordinary shares. Basic earnings per share is calculated by dividing the profit or loss attributable to ordinary shareholders of the Company by the weighted average number of ordinary shares outstanding during the year, adjusted for own shares held. Diluted earnings per share is determined by adjusting the profit or loss attributable to ordinary shareholders and the weighted average number of ordinary shares outstanding, adjusted for own shares held, for the effects of all dilutive potential ordinary shares, which comprise convertible notes and share options granted to employees.

(p) Segment reporting

A segment is a distinguishable component of the Group that participates in business activities from which it may earn revenues and incur expenses. The operating results of the segments are regularly reviewed by the Group's board (chief operating decision-maker) enabling decisions about the allocation of resources to the segments and assess their performance.

The Group comprises the following two operating segments:

•	Australia

•	International

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

Both segments primarily provide consumer and commercial credit enquiry information and decisioning software and a range of sophisticated credit risk management and decisioning solutions and data driven marketing solutions. Segment results are based on earnings before interest, taxes, depreciation and amortization (“EBITDA”) and also excludes the Group’s share of net profits and losses from associates. Segment assets and liabilities are not regularly provided to the Group’s board.

There are no intersegment transactions.

4 New accounting standards and interpretations

(i) New accounting standards adopted
During the financial year ended 30 June 2015 the Group adopted the following standards:

•	Amendments to IAS 32- Offsetting Financial Assets and Financial Liabilities

•	Amendments to IAS 136 - Recoverable Amount Disclosures for Non-Financial Assets

•	Amendments to IAS 39 - Novation of Derivatives and Continuation of Hedge Accounting

•	Annual Improvements to IFRS’s 2010-2012 Cycle and Annual Improvements to IFRSs 2011-2013 Cycle

•	Amendments to IAS 19 - Defined Benefit Plans: Employee Contributions

As a result of adopting the new accounting standards and amendments the Group has made various changes to accounting policies which have had no material impact on the Group.

(ii) New accounting standards released but not yet adopted
Certain new accounting standards and interpretations have been published that are not mandatory for 30 June
2015 reporting periods and have not been early adopted by the Group. The Group's assessment of the impact of these new standards and interpretations is set out below.

IFRS 9 Financial Instruments (2013) is effective from 1 January 2018. The Group is not required to adopt this new standard until the annual reporting period ending 30 June 2019 and currently has no intention of early adopting this standard. The potential impact of the standard has been assessed at this stage as minimal.

IFRS 15 Revenue from Contracts with Customers is effective for annual reporting periods beginning on or after 1
January 2017, with early adoption permitted. The Group has no intention of early adopting this standard. The
Group has not yet completed its assessment of the potential impact on its consolidated financial statements resulting from the application of IFRS 15.

There are no other standards that are not yet effective and that are expected to have a material impact on the entity in the current or future reporting periods and on foreseeable future transactions.

5 Operating segments

Information about reportable segments

2015
	Australia	International	Total
	$'000	$'000	$'000

Total segment revenue	300,514	38,253	338,767
EBITDA	125,919	18,533	144,452

Depreciation and amortisation	—	—	(27,863)
Net finance costs	—	—	(12,648)
Share of profit from associates	—	—	3,167
Profit before income tax			107,108

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

2014
	Australia	International	Total
	$'000	$'000	$'000

Total segment revenue	266,455	35,594	302,049
EBITDA	110,308	18,044	128,352

Depreciation and amortisation	—	—	(23,049)
Net finance costs	—	—	(49,276)
IPO expenses/adjustments	—	—	(25,677)
Share of profit from associates	—	—	2,536
Profit before income tax			32,886

Information about similar products and services

In addition to the reportable segments of Australia and International, the Group provides revenues from external customers for groups of similar products and services as detailed in note 6.

Entity-wide disclosure

Revenue for New Zealand totalled $37.5m for 2015 (2014: $35.1m) and non-current assets totalled $197.7m as of 30 June 2015 (30 June 2014: $202.5m). Non-current assets exclude financial instruments, deferred tax assets and employee benefit assets.

6 Revenue

Sales Revenue
	2015	2014
	$'000	$'000

Credit and other enquiry revenue	253,128	235,203
Marketing solutions (services and software)	28,733	19,348
Subscription and product revenue	56,906	47,498
	338,767	302,049

Segment revenue
	2015	2014
	$'000	$'000

Consumer Risk and Identity	110,031	100,010
Commercial Risk and Information Services	134,414	125,718
B2C and Marketing	56,069	40,727
Australia	300,514	266,455
International	38,253	35,594
Total Revenue	338,767	302,049

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

7 IPO related costs

	2015	2014
	$'000	$'000

Employee benefit expenses	—	15,224
Professional and legal fees	—	9,870
Finance costs, net	—	583
Total IPO related expenses	—	25,677

8 Finance expenses

	2015	2014
	$'000	$'000

Bank interest and finance charges paid/payable	13,075	33,750
Net foreign exchange (gains)/losses	(224)	252
Write-off of capitalised borrowing costs	—	12,847
Amortisation of capitalised borrowing costs	475	3,546
Finance costs recognised in profit or loss, net	13,326	50,395

	2015	2014
	$'000	$'000

Recognised directly in other comprehensive income
Effective portion of changes in fair value of cash flow hedges	108	528
Tax on finance expenses recognised in other comprehensive income	(33)	(158)
Finance income recognised directly in other comprehensive income	75	370

9 Tax expense

Tax recognised in profit or loss
	2015	2014
	$'000	$'000

Current tax expense	5,461	2,794
Deferred tax expense	23,897	8,100
(Over)/under provided in prior years	(669)	(666)
Total income tax expense	28,689	10,228

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

Numerical reconciliation between tax expense and pre-tax accounting profit

	2015	2014
	$'000	$'000

Profit before tax	107,108	32,886

Income tax at 30%	32,132	9,866
Tax effect of amounts which are not deductible (taxable) in calculating taxable income
R&D offset	(1,758)	(1,994)
Share-based payments	—	3,303
Business combination cost expensed	45	186
Share of net profit of associates	(957)	(762)
(Over)/under provided in prior years	(669)	(666)
Other items (net)	(104)	295
Tax expense recognised in the profit or loss	28,689	10,228

Tax recognised in other comprehensive income

	2015	2014
	$'000	$'000

Changes in fair value of cash flow hedges	(33)	(158)

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

10 Financial assets and financial liabilities

The Group holds the following financial instruments:

	Cash flow hedge - hedging instruments	Cash, loans and receivables	Other financial liabilities	Total	Fair value
	$'000	$'000	$'000	$'000	$'000

30 June 2015
Cash and cash equivalents	—	29,799	—	29,799	29,799
Trade and other receivables	—	50,304	—	50,304	50,304
Trade and other payables	—	—	(29,843)	(29,843)	(29,843)
Loans and borrowings	—	—	(226,615)	(226,615)	(220,198)
Deferred acquisition consideration	—	—	(7,705)	(7,705)	(7,705)
Derivative financial instruments	—	—	—	—	—
	—	80,103	(264,163)	(184,060)	(177,643)
30 June 2014
Cash and cash equivalents	—	30,028	—	30,028	30,028
Trade and other receivables	—	43,170	—	43,170	43,170
Trade and other payables	—	—	(26,133)	(26,133)	(26,133)
Loans and borrowings	—	—	(267,931)	(267,931)	(251,079)
Deferred acquisition consideration	—	—	(3,076)	(3,076)	(3,076)
Derivative financial instruments	(108)	—	—	(108)	(108)
	—	73,198	(297,140)	(224,050)	(207,198)

The Group’s exposure to various risks associated with the financial instruments is discussed in note 13. The maximum exposure to credit risk at the end of the reporting period is the carrying amount of each class of financial assets mentioned above.

(a) Cash and cash equivalents

	2015	2014
	$'000	$'000

Current assets
Bank balances	8,734	15,412
Deposits at call	21,065	14,616
Cash and cash equivalents in the consolidated statement of cash flows	29,799	30,028

The Group's exposure to interest rate risk and a sensitivity analysis for financial assets are disclosed in note 13.

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

(b) Trade and other receivables

	Current	2015 Non- current	Total	Current	2014 Non-current	Total
	$'000	$'000	$'000	$'000	$'000

Trade receivables	44,528	—	44,528	37,851	—	37,851
Allowance for impairment of receivables (see note 13(a))	(269)	—	(269)	(304)	—	(304)
	44,259	—	44,259	37,547	—	37,547

Management share plan loans	—	2,801	2,801	0	3,754	3,754
Other receivables	3,244	—	3,244	1,869	—	1,869
	47,503	2,801	50,304	39,416	3,754	43,170

Further information relating to loans to related parties and key management personnel is set out in notes 18.

(c) Trade and other payables

	2015	2014
	$'000	$'000
Current Liabilities
Trade payables	29,283	25,384
Accrued expenses	560	749
	29,843	26,133

The Group’s exposure to currency and liquidity risk related to trade and other payables is disclosed in note 13.

(d) Loans and borrowings

On 10 December 2013, the Group established a three year unsecured revolving facilities agreement consisting of an AU$240 million facility (of which up to NZ 40m can be drawn) and a NZ$93 million facility. Funds raised from the new financing and equity raised from the IPO was used to repay all of the Group’s existing mezzanine preference notes and senior debt.

Unamortised borrowing costs relating to existing debt that was repaid or refinanced were immediately written off and is included in finance expenses.

On 10 December 2013, the Group also established a $10 million bank guarantee facility to support its standard business operational requirements for bank guarantees. This facility is drawn to $7.6 million as at 30 June 2015 (30 June 2014: $8.0 million).

	2015	2014
	$'000	$'000
Unsecured
Non-current
Senior Australian debt	121,000	146,000
Senior New Zealand debt	106,317	123,115
Capitalised borrowing costs	(702)	(1,184)
Total unsecured non-current borrowings	226,615	267,931

Total interest-bearing liabilities	226,615	267,931

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

The following table provides details of the components of the bank facilities and available cash equivalents:

		30 June 2015		30 June 2014
	Maturity	Facility	Utilised	Facility	Utilised
		$'000	$'000	$'000	$'000

Revolving credit facility A	December 2016	240,000	144,229	240,000	182,375
Revolving credit facility B (Note1)	December 2016	83,088	83,088	86,740	86,740
Less: cash and cash equivalents			(29,799)		(30,028)
Less: capitalised borrowings costs			(702)		(1,184)
Net bank debt		323,088	196,816	326,740	237,903

Note1 - NZD denominated debt of NZD $93 million converted to AUD at an exchange rate of 0.8934 (2014:
0.9327).
11 Non-financial assets and liabilities

(a) Property, plant and equipment

	Furniture, fittings and equipment	Leasehold improvements	Total
	$'000	$'000	$'000

At 30 June 2015
Cost	14,170	8,162	22,332
Accumulated depreciation	(11,388)	(6,172)	(17,560)
Net book amount	2,782	1,990	4,772

	Furniture, fittings and equipment	Leasehold improvements	Total
	$'000	$'000	$'000

Opening net book amount	1,497	2,613	4,110
Additions	2,262	40	2,302
Business combinations	47	—	47
Depreciation charge	(1,005)	(655)	(1,660)
Exchange differences - Cost	(64)	(35)	(99)
Exchange differences - Accumulated depreciation	45	27	72
Balance as at 30 June 2015	2,782	1,990	4,772

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

At 30 June 2014
Cost	11,925	8,157	20,082
Accumulated depreciation	(10,428)	(5,544)	(15,972)
Net book amount	1,497	2,613	4,110

Opening net book amount	1,324	3,234	4,558
Additions	661	—	661
Business combinations	19	—	19
Depreciation charge	(531)	(657)	(1,188)
Disposals - Cost	(854)	(245)	(1,099)
Disposals - Accumulated depreciation	854	245	1,099
Exchange differences - Cost	175	83	258
Exchange differences - Accumulated depreciation	(151)	(47)	(198)
Balance as at 30 June 2014	1,497	2,613	4,110

(b) Deferred tax balances

(i) Deferred tax assets

		2015	2014
	Note	$'000	$'000

The balance comprises temporary differences attributable to:
Value of carry-forward tax losses recognised		22,303	37,594
Employee benefits		5,599	5,106
Cash flow hedges		—	33
Deferred revenue		1,769	751
Make good provision		312	338
Capital costs deductible over 5 years		4,658	6,236
Database subject to copyright		—	(1,486)
Lease incentives provision		619	714
Other items		113	262
Total deferred tax assets		35,373	49,548
Set- off of deferred tax liabilities pursuant to set-off provisions	11(b)(ii)	(20,433)	(11,089)
Net deferred tax assets		14,940	38,459

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

	Tax losses	Capital costs deductible over 5 years	Employee benefits	Databases subject to copyright*	Deferred revenue	Lease incentives provision	Cash flow hedges	Other provisions	Total
Movements	$'000	$'000	$'000	$'000	$'000	$'000	$'000	$'000	$'000

2015
At 1 July 2014	37,594	6,236	5,106	—	751	714	33	600	51,034

(Charged)/credited
- to profit or loss	(16,528)	(1,592)	507	—	177	217	—	(496)	(17,715)
- directly to equity	—	—	—	—	—	—	(33)	—	(33)
Acquisition of subsidiary	—	—	21	—	—	—	—	—	21
Under provided in prior years	1,237	14	—	—	886	—	—	(3)	2,134
Exchange rate	—	—	(35)	—	(45)	—	—	12	(68)
Balance as at 30 June 2015	22,303	4,658	5,599	—	1,769	931	—	113	35,373

2014
At 1 July 2013	37,303	(597)	4,929	2,574	—	806	225	605	45,845

(Charged)/credited
- to profit or loss	(1,229)	(1,003)	158	(2,729)	387	(121)	—	294	(4,243)
- directly to equity	—	7,836	—	—	—	—	(255)	—	7,581
Acquisition of subsidiary	—	—	4	—	—	—	—	—	4
Under provided in prior years	1,531	—	31	(1,331)	447	23	63	(294)	470
Exchange rate	(11)	—	(16)	—	(83)	6	—	(5)	(109)
Balance as at 30 June 2014	37,594	6,236	5,106	(1,486)	751	714	33	600	49,548

•	Closing balance from 30 June 2014 moved to deferred tax liability table.

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

(ii) Deferred tax liabilities

		2015	2014
	Note	$'000	$'000

The balance comprises temporary differences attributable to:
Customer relationships		1,131	770
Depreciation and amortisation		14,348	9,224
Brand Name		1,081	1,095
Databases subject to copyright		3,873	—
		20,433	11,089
Set-off of deferred tax liabilities pursuant to set-off provisions	11(b)(i)	(20,433)	(11,089)
Net deferred tax liabilities		—	—

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

	Depreciation and amortisation	Other intangible assets	Customer relationships	Brand name	Databases subject to copyright*	Total
Movements	$'000	$'000	$'000	$'000	$'000	$'000

2015
At 1 July 2014	9,224	—	770	1,095	1,486	12,575

Charged/(credited)
- profit or loss	4,094	—	(219)	5	2,252	6,132
Acquired in business combinations	140	—	580	—	122	842
Over/(Under) prior year	913	—	—	(19)	11	905
Exchange rate	(23)	—	—	—	2	(21)
At 30 June 2015	14,348	—	1,131	1,081	3,873	20,433

2014
At 1 July 2013	5,282	78	783	1,080	—	7,223

Charged/(credited)
- profit or loss	3,983	—	(262)	28	—	3,749
Acquired in business combinations	—	—	243	—	—	243
Over/(Under) prior year	(41)	(78)	5	(13)	—	(127)
Exchange rate	—	—	1	—	—	1
At 30 June 2014	9,224	—	770	1,095	—	11,089

•	1 July 2014 opening balance moved from deferred tax assets table.

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

(c) Intangible assets

	Goodwill	Brand names	Computer software	Software development in progress	Databases	Data sets	Customer contracts and relationships	Total
	$'000	$'000	$'000	$'000	$'000	$'000	$'000	$'000

At 30 June 2015
Cost	816,287	5,137	201,653	26,557	17,757	33,891	87,515	1,188,797
Accumulated amortisation	—	—	(139,604)	—	(17,047)	(10,285)	(83,732)	(250,668)
Net book amount	816,287	5,137	62,049	26,557	710	23,606	3,783	938,129

Opening net book amount	817,990	4,644	53,746	17,422	269	13,585	2,581	910,237
Acquisition of business	6,328	493	951	-	679	—	1,944	10,395
Additions	—	—	2,684	32,799	—	16,251	—	51,734
Transfers to computer software	—	—	23,636	(23,636)	—	—	—	—
Amortisation charge	—	—	(18,955)	—	(245)	(6,230)	(772)	(26,202)
Exchange rate movement - Cost	(8,031)	—	(539)	(28)	(116)	—	(844)	(9,558)
Exchange rate movement - Accumulated amortisation	—	—	526	—	123	—	874	1,523
Balance as at 30 June 2015	816,287	5,137	62,049	26,557	710	23,606	3,783	938,129

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

	Goodwill	Brand names	Computer software	Software development in progress	Databases	Data sets	Customer contracts and relationships	Total
	$'000	$'000	$'000	$'000	$'000	$'000	$'000	$'000

At 30 June 2014
Cost	817,990	4,644	174,921	17,422	17,194	17,640	86,415	1,136,226
Accumulated amortisation	—	—	(121,175)	—	(16,925)	(4,055)	(83,834)	(225,989)
Net book amount	817,990	4,644	53,746	17,422	269	13,585	2,581	910,237

Opening net book amount	796,865	4,314	28,663	24,872	287	4,490	2,623	862,114
Acquisition of business	2,137	330	659	0	100	100	810	4,136
Additions	—	—	1,627	32,347	—	12,553	—	46,527
Transfers to computer software	—	—	39,953	(39,953)	—	—	0	—
Amortisation charge	—	—	(17,313)	—	(118)	(3,558)	(872)	(21,861)
Exchange rate movement - Cost	18,988	—	1,203	156	364	—	1,994	22,705
Exchange rate movement - Accumulated amortisation	—	—	(1,046)	—	(364)	—	(1,974)	(3,384)
Balance as at 30 June 2014	817,990	4,644	53,746	17,422	269	13,585	2,581	910,237

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

Impairment testing for cash-generating units

For the purpose of impairment testing, goodwill and other indefinite life intangible assets are allocated to the Group's CGU's as follows:

2015	$'000

Australia	731,544
International	206,585
938,129

2014	$'000

Australia	708,230
International	202,007
910,237

The recoverable amount of a CGU is determined based on value-in-use calculations.

Key assumptions used for value-in-use calculations

Key assumptions used in the calculation of recoverable amounts are discount rates, terminal value growth rates and cash flow growth rates. These assumptions are as follows:

	Pre-tax discount rate		Cash flow growth rate
	2015	2014	2015	2014
	%	%	%	%

Veda Australia	11.7	12.7	11.2	10.3
Veda International	12.2	11.9	11.9	10.6

Discount rate
Discount rates used are the pre-tax W ACC and include a premium for market risks appropriate to the relevant CGU.

Terminal value growth rate
Terminal values calculated after year five have been determined using the stable growth model, having regard to the W ACC terminal growth factor of 3% (2014: 3%) per annum which is considered appropriate to the industry in which each CGU operates.

Cash Flow Forecasts
Five years of cash flows are included in the impairment model. The first three years of cash flows are based on the Board approved FY16 budget and management three year plans. The cash flow forecast for the remaining two years have been extrapolated using a growth rate of 5%.

Growth rates
Growth rates used in the financial projections are based on management's expectations for the future performance for the business in which each CGU operates. The rates disclosed are the management approved three year compounded annual growth rates as different rates are used over the plan period. The New Zealand growth rates are slightly higher due to the Group's expectations of future growth.

Impact of possible changes in key assumptions

The value in use calculations are sensitive to changes in the key assumptions used in the impairment testing. As such, a sensitivity analysis was undertaken by management to examine the effect of changes in key assumptions which would cause the carrying amount to exceed the recoverable amount for each CGU. Management is satisfied that any reasonably likely changes in the key assumptions would not cause the carrying value of each CGU to materially exceed its recoverable amount.

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

(d) Customer contracts and relationships

Customer contracts and relationships acquired as part of a business combination are recognised separately from goodwill. The customer contracts and relationships are carried at their fair value at the date of acquisition less accumulated amortisation and impairment losses.

(e) Provisions

Movements in provisions

	Lease incentives	Deferred acquisition consideration	Other provisions	Total provisions
2015	$'000	$'000	$'000	$'000

Balance at start of the year	2,378	3,076	1,362	6,816
Provisions made	—	325	47	372
Provisions used	(343)	(653)	(235)	(1,231)
Acquired through business combination	—	4,957	—	4,957
Effect of movements in exchange rates	(3)	—	(6)	(9)
Carrying amount at end of year	2,032	7,705	1,168	10,905

Current	514	3,261	92	3,867
Non-current	1,518	4,444	1,076	7,038
	2,032	7,705	1,168	10,905

	Lease incentives	Deferred acquisition consideration	Other provisions	Total provisions
2014	$'000	$'000	$'000	$'000

Balance at start of the year	2,763	7,255	1,062	11,080
Provisions made	218	678	287	1,183
Provisions used	(622)	(6,568)	—	(7,190)
Acquired through business combination	—	1,711	—	1,711
Effect of movements in exchange rates	19	—	13	32
Carrying amount at end of year	2,378	3,076	1,362	6,816

Current	533	621	323	1,477
Non-current	1,845	2,455	1,039	5,339
	2,378	3,076	1,362	6,816

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

(f) Employee benefit obligations

	2015	2014
	$'000	$'000
Current
Liability for annual leave	3,738	2,941
Liability for long service leave	1,845	1,684
Liability for bonus and other employment liabilities	10,929	11,678
	16,512	16,303

Non-current
Liability for long service leave	1,458	1,105

12 Equity

(a) Capital and reserves

	2015	2014
	Shares	Shares	2015	2014
	'000	'000	'000	'000

Ordinary shares - fully paid	842,455	842,055	792,161	791,364

Movements in ordinary share capital

		Number of shares	Issue price
Date	Details	'000		$'000

2015
1 July 2014	Opening balance	842,055		791,364
31 March 2015	Options series 1 exercised	216	$1.90	410
31 March 2015	Options series 2 exercised	184	$2.10	387
	Closing balance	842,455		792,161

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

		Number of shares	Issue
Date	Details	'000	price	'000

2014
1 July 2013	Opening balance	513,029	—	512,911
15 November 2013	Capital reduction	—	—	(96,039)
10 December 2013	Share issue under IPO	272,841	$1.25	341,051
10 December 2013	Reclassified MPS - modified	14,408	$0.25	3,602
10 December 2013	Reclassified MPS - unmodified	299	$1.00	299
10 December 2013	Reclassified MPS - transfer from share based payment reserve	—	—	8,360
10 December 2013	Warrants exercised	41,478	$0.95	39,498
10 December 2013	Transaction costs arising from issue of shares (net of tax)	—	—	(18,318)
	Closing balance	842,055		791,364

On 15 November 2013 a resolution was passed by the Directors approving a share capital reduction of $96.0 million. As a result the accumulated losses were reduced by $96.0 million. There was no impact on the number of shares on issue.

Dividends

The following dividends were declared or paid by the Company during the year ended 30 June 2015.

	Cents per share	Total amount	Date of payment
		$'000
Final ordinary 2015	6.0	50,547	8 October 2015
Final ordinary 2014	4.0	33,682	9 October 2014

(b) Other reserves

	2015	2014
	$'000	$'000

Cash flow hedges	—	(75)
Share-based payments	8,458	7,551
Foreign currency translation	2,527	3,311
	10,985	10,787

		2015	2014
	Note	$'000	$'000
Movements:

Cash flow hedges
Opening balance		(75)	(445)
Effective portion of changes in fair value - gross	8	108	528
Deferred tax	9, 11(b)(i)	(33)	(158)
Balance 30 June		—	(75)

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

		2015	2014
	Note	$'000	$'000
Share-based payments
Opening Balance		7,551	4,321
Employee share plan expense		907	3,230
Balance 30 June		8,458	7,551

Foreign currency translation
Opening balance		3,311	(4,428)
Currency translation differences arising during the year		(784)	7,739
Balance 30 June		2,527	3,311

(c) Retained earnings

Movements in retained earnings were as follows:

	2015	2014
	$'000	$'000

Balance 1 July	(76,605)	(195,047)
Profit after tax attributable to the owners of Veda Group Limited	77,919	22,403
Dividends	(33,869)	—
Capital reduction	—	96,039
Balance 30 June	(32,555)	(76,605)

(d) Nature and purpose of other reserves

(i) Cash flow hedges
The hedging reserve is used to record gains or losses on a hedging instrument in a cash flow hedge that are recognised in other comprehensive income, as described in note 3(c). Amounts are reclassified to profit or loss when the associated hedged transaction affects profit or loss.

(ii) Share-based payments
The share-based payments reserve is used to record the value of share-based payments provided to employees, as part of their remuneration.

The current balance relates to unexercised options issued to senior executives. A portion of this reserve will be reversed against contributed equity if the underlying options are exercised and result in shares being issued.

(iii) Foreign currency translation
Exchange differences arising on translation of foreign controlled entities are recognised in other comprehensive income as described in note 3(b) and accumulated in a separate reserve within equity. The cumulative amount is reclassified to profit or loss when the net investment is disposed of.

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

13 Financial risk management

The Group's activities expose it to a variety of financial risks: market risk (including currency risk, interest rate risk and price risk), credit risk and liquidity risk. The Group's overall risk management program focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the financial performance of the Group. The Group uses derivative financial instruments such as foreign exchange contracts and interest rate swaps to hedge certain risk exposures. Derivatives are exclusively used for hedging purposes, i.e. not as trading or other speculative instruments. The Group uses different methods to measure different types of risk to which it is exposed. These methods include sensitivity analysis in the case of interest rate, foreign exchange and other price risks, aging analysis for credit risk and beta analysis in respect of investment portfolios to determine market risk.

Risk management is carried out by a central treasury function (Group treasury) under policies approved by the board of Directors. Group treasury identifies, evaluates and hedges financial risks in close co-operation with the Group's operating units. The board provides written principles for overall risk management, as well as policies covering specific areas, such as foreign exchange risk, interest rate risk, credit risk, use of derivative financial instruments and non-derivative financial instruments, and investment of excess liquidity.

(a) Credit risk

Credit risk is the financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Group's receivables from customers and investment securities.

Management of credit risk

Credit risk is managed on a group basis. Credit risk arises from cash and cash equivalents, derivative financial instruments and deposits with banks and financial institutions, as well as credit exposures to wholesale and retail customers, including outstanding receivables and committed transactions. For banks and financial institutions, only lenders in the syndicated senior term debt facility are used.

The Group has no significant concentrations of credit risk. The Group has policies in place to ensure that sales of services are made to customers with an appropriate credit history based on enquires through the Group's credit bureau. Ongoing customer credit performance is monitored on a regular basis.

Credit risk further arises in relation to financial guarantees given to certain parties. Such guarantees are only provided in exceptional circumstances under the Group's banking facilities.

Cash and cash equivalents
The Group held cash and cash equivalents of $29.8 million at 30 June 2015 (30 June 2014: $30.0 million). The cash and cash equivalents are held with creditworthy counterparties that are large banks and members of the Group's syndicated debt facility.

Interest rate swaps are subject to credit risk in relation to the relevant counterparties, which are large banks and members of the Group's syndicated debt facility. The credit risk on swap contracts is limited to the net amount to be received from counterparties on contracts that are favourable to the consolidated entity.

Exposure to credit risk

The carrying amount of financial assets represents the maximum credit exposure. The maximum exposure to credit risk at the reporting date was:

	2015	2014
	$'000	$'000

Financial assets
Cash and cash equivalents	29,799	30,028
Trade and other receivables	50,304	43,170
	80,103	73,198

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

Impairment losses

The ageing of trade receivables at the end of the reporting date that were not impaired was as follows:

	2015	2014
	$'000	$'000

Neither past due or nor impaired	34,870	31,299
Past due 0-30 days	5,630	3,903
Past due 31-90 days	2,573	1,939
Past due 91-120 days	324	333
Past due 121 days to 1 year	427	377
	43,824	37,851

The movement in the allowance for impairment in respect of trade receivables during the year was as follows:

	2015	2014
	$'000	$'000

Balance at 1 July	(304)	(85)
Impairment loss recognised	(203)	(224)
Amounts written off	238	5
Balance at 30 June	(269)	(304)

Other than those receivables specifically considered in the above allowance for impairment we do not believe there is a material credit quality issue with the remaining trade receivables balance.

(b) Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group's approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group's reputation.

Management of liquidity risk
Prudent liquidity risk management implies maintaining sufficient cash and marketable securities, the availability of funding through an adequate amount of committed credit facilities and the ability to close out market positions. The Group manages liquidity risk by continuously monitoring forecast and actual cash flows and matching the maturity profiles of financial assets and liabilities. Surplus funds are generally only invested in instruments that are tradable in highly liquid markets.

Financing arrangements
The Group had access to following undrawn facilities at the end of the reporting date:

	2015	2014
	$'000	$'000

Revolving Borrowing Facility	95,771	57,625
Bank Guarantee Facility	2,360	2,007
	98,131	59,632

Maturities of financial liabilities
The tables below analyses the Group's and the parent entity's financial liabilities, net and gross-settled derivative financial instruments into relevant maturity groupings based on the remaining period at the reporting date to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows. For interest rate swaps the cash flows have been estimated using forward interest rates applicable at the reporting date.

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

The following are the remaining contractual maturities at the end of the reporting period of financial liabilities, including estimated interest payments and excluding the impact on netting agreements:

Contractual maturities of financial liabilities	Carrying amount $'000	Contractual cash flows $'000	12 months or less $'000	Between 1 and 5 years $'000
At 30 June 2015
Non-derivatives
Senior Australian debt	121,000	(128,288)	(5,222)	(123,065)
Senior New Zealand debt	106,317	(114,311)	(5,345)	(108,966)
Trade payables	29,843	(29,843)	(29,843)	—
Deferred acquisition consideration	7,705	(8,169)	(2,965)	(5,204)
Total non-derivatives	264,865	(280,611)	(43,375)	(237,235)

Contractual maturities of financial liabilities	Carrying amount $'000	Contractual cash flows $'000	12 months or less $'000	Between 1 and 5 years $'000
At 30 June 2014
Non-derivatives
Senior Australian debt	146,000	(165,307)	(6,615)	(158,692)
Senior New Zealand debt	123,115	(140,176)	(6,330)	(133,846)
Trade payables	26,133	(26,133)	(26,133)	—
Deferred acquisition consideration	3,076	(3,493)	(992)	(2,501)
Total non-derivatives	298,324	(335,109)	(40,070)	(295,039)

Derivative financial liabilities

Interest rate swaps used for hedging	108	(108)	(108)	—

Fair value hierarchy

(i) Fair value hierarchy
The fair value of financial assets and financial liabilities must be estimated for recognition and measurement or for disclosure purposes.

IFRS 7 Financial Instruments: Disclosures requires disclosure of fair value measurements by level of the following fair value measurement hierarchy:
(a) quoted prices (unadjusted) in active markets for identical assets or liabilities (level 1)
(b) inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (as prices) or indirectly (derived from prices) (level 2), and
(c) inputs for the asset or liability that are not based on observable market data (unobservable inputs) (level 3).

The following table presents the Group's assets and liabilities measured and recognised at fair value at 30 June
2015 and 30 June 2014:

Recurring fair value measurements	Level 1	Level 2	Level 3	Level 4
At 30 June 2015	$'000	$'000	$'000	$'000

Financial assets
Total financial assets	—	—	—	—

Financial liabilities
Contingent consideration	—	—	7,705	7,705
Total financial assets	—	—	7,705	7,705

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

Recurring fair value measurements	Level 1	Level 2	Level 3	Level 4
At 30 June 2014	$'000	$'000	$'000	$'000

Financial assets
Total financial assets	—	—	—	—

Financial Liabilities
Derivatives used for hedging	—	108	—	108
Contingent consideration	—	—	3,076	3,076
Total financial liabilities	—	108	3,076	3,184

Reconciliation of Level 3 fair value measurements of financial instruments

The following table presents the changes in level 3 instruments for the years ended 30 June 2015 and 30 June
2014:

	Contingent consideration	Total
	$'000	$'000

Opening balance 1 July 2013	7,255	7,255

Total gains and losses recognized in other expenses:
Change in fair value of contingent consideration	678	678
Arising from business combination	1,711	1,711
Cash paid	(6,568)	(6,568)
Closing balance 30 June 2014	3,076	3,076

Total gains and losses recognized in other expenses:
Change in fair value of contingent consideration	325	325
Arising from business combination	4,957	4,957
Cash paid	(653)	(653)
Closing balance 30 June 2015	7,705	7,705

Fair value is based on the net present value of the expected future cash flow determined in respect to the forecast earnings of the business acquired and the earn out formulas contained in the acquisition agreement.

Capital management

The Board's policy is to maintain a strong capital base so as to maintain investor and creditor confidence and to sustain future development of the business. Capital consists of share capital, retained earnings and non-controlling interests of the Group.

The Board seeks to maintain a balance between the higher returns that might be possible with higher levels of borrowings and the advantages and security afforded by a capital position.

The Group's net debt to adjusted equity ratio at the end of the reporting date was as follows:

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

	2015	2014
	$'000	$'000

Total equity	773,180	727,592
Amounts accumulated in equity relating to cash flow hedges	—	75
Adjusted equity	773,180	727,667

Liabilities	301,169	331,805
Cash and cash equivalents	(29,799)	(30,028)
Net debt	271,370	301,777

Net debt to adjusted equity ratio at 30 June	35.1%	41.5%

There were no changes to the Group’s approach to capital management during the year.

(c) Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Group's income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimising the return.

Currency risk
Management of currency risk
The Group operates internationally and is exposed to foreign exchange transaction risks arising from various currency exposures, primarily with respect to the New Zealand and Singapore dollar.

Foreign exchange transaction risk arises when net investments in foreign operations, future commercial transactions and recognised assets and liabilities are denominated in a currency that is not the entity's functional currency . The risk is measured using cash flow forecasting.

The Group has an accounting exposure to movements in the AUD/NZD exchange rate in consolidating the NZD net assets of VA (NZ) Holdings Limited and its subsidiaries at each balance date. The current Australian accounting standards require that any such movements be booked to the Group's Foreign Currency Translation Reserve ("FCTR"). Historically, movements in the AUD/NZD cross rates have generally been within + 10%.

No hedging of this exposure is undertaken for the following reasons:

•	the exchange rate movements do not impact the Group’s profit and loss;

•	the movements in the FCTR are limited as the level of NZD assets is largely offset by the NZD borrowings (ie there is a natural hedge); and

•	the NZ operations are core to the Group’s business and it is not expected to be disposed of and any balance in the FCTR is not expected to be realised within the foreseeable future.

Exposure to currency risk
The summary of quantitative data about the Group's exposure to currency risk where it has entered into transactions denominated in foreign currencies is as follows:

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

	30 June 2015		30 June 2014
	USD	SGD	USD	SGD
	$'000	$'000	$'000	$'000

Trade receivables	461	—	—	—
Trade payables	(146)	—	—	—
Cash and cash equivalents	563	84	341	85
Net statements of financial positions exposure	878	84	341	85

Forward exchange contracts
-sell foreign currency (held for trading)	800	—	—	—

The following significant exchange rates applied during the year:

	Average rate		Reporting date spot rate
	2015	2014	2015	2014
AUD:USD	0.8290	0.9140	0.7660	0.9420
AUD:SGD	1.0870	1.1520	1.0340	1.1770

Note: No currency sensitivity analysis is presented in respect of USD, SGD or NZD on the basis that any reasonably possible change in the currency rates would not have a material impact on the Group's profit or loss or equity having regard to the quantum of exposure as outlined in the table above.

Interest rate risk
The Group's main interest rate risk arises from long-term borrowings. Borrowings issued at variable interest rates expose the Group to cash flow interest rate risk. Borrowings issued at fixed rates expose the Group to fair value interest rate risk.

The Group's interest rate policy is to fix estimated interest rate risk exposure at a minimum of 75% for a period of at least 12 months or as otherwise determined by the board.

The Group manages its cash flow interest rate risk by using floating to fixed interest rate swaps. Such interest rate swaps have the economic effect of converting borrowings from floating rates to fixed rates. Generally, the Group raises long term borrowings at floating rates and swaps them into fixed rates. Under the interest rate swaps, the Group agrees with other parties to exchange, monthly or quarterly, the difference between fixed contract rates and floating rate interest amounts calculated by reference to the agreed notional principal amounts.

At the reporting date the interest rate profile of the Group's interest-bearing financial instruments as reported to the management of the Group was as follows:

Instruments used by the group
	2015	2014
Variable rate instruments	$'000	$'000

Financial assets	29,799	30,028
Financial liabilities	226,615	269,115

Fair value sensitivity analysis for fixed rate instruments
The Group does not account for any fixed rate financial assets and liabilities at fair value through profit and loss, and the Group does not designate derivatives (interest rate swaps) as hedging instruments under a fair value hedge accounting model. Therefore a change in interest rates at the reporting date would not affect profit or loss.

Cash flow sensitivity analysis for variable rate instruments
A change of 100 basis points in interest rates at the reporting date would have increased/(decreased) equity and profit or loss by the amounts shown below. This analysis assumes that all other variables, in particular foreign currency rates, remain constant. The analysis is performed on the same basis for 2014.

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

2015	Profit or loss		Equity
	100bp increase	100bp decrease	100bp increase	100bp decrease
	$'000	$'000	$'000	$'000
Variable rate instruments	(2,273)	2,273
Interest rate swap			1,196	(1,196)
Cash flow sensitivity (net)	(2,273)	2,273	1,196	(1,196)

2014	Profit or loss		Equity
	100bp increase	100bp decrease	100bp increase	100bp decrease
	$'000	$'000	$'000	$'000
Variable rate instruments	(2,691)	2,691
Interest rate swap			2,018	(2,018)
Cash flow sensitivity (net)	(2,691)	2,691	2,018	(2,018)

Other market price risk
Accounting classification and fair values
The fair values of financial assets and liabilities, together with the carrying amounts shown in the statement of financial position are as follows:

Interest rates used for determining fair value
The interest rates used to discount estimated cash flows, where applicable, are based on the government yield curve at the reporting date plus an adequate credit spread, and were as follows:

	2015	2014
	%	%
Derivatives, loans and borrowings	2.14 - 3.13	2.81 - 4.30

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

14 Investments in equity-accounted investees

	2015	2014
	$'000	$'000

Non-current assets
Equity accounted investments	33,920	30,790

The Group's share of profit, after tax, in its equity-accounted investees for the year was $3,167,000 (2014:$2,536,000).

None of the company's equity-accounted investees are publicly listed entities and consequentially do not have published price quotations.

Summary financial information for equity-accounted investees, not adjusted for the percentage ownership held by the Group:

In thousands of AUD	Ownership	Revenue	Profit/(loss)
2015
Infocredit Holdings Pte Ltd (Singapore)	49%	27,297	5,017
Credit Bureau Cambodia	49%	4,484	2,168
Veda@SIMAH Limited	50%	1,578	53
		33,359	7,238

In thousands of AUD	Ownership	Total Assets	Total Liabilities
2015
Infocredit Holdings Pte Ltd (Singapore)	49%	46,217	14,447
Credit Bureau Cambodia	49%	7,566	960
Veda@SIMAH Limited	50%	726	459
		54,509	15,866

In thousands of AUD	Ownership	Revenue	Profit/(loss)
2014
Infocredit Holdings Pte Ltd (Singapore)	49%	23,730	3,959
Credit Bureau Cambodia	49%	3,184	1,331
Veda@SIMAH Limited	50%	1,146	(18)
		28,060	5,272

In thousands of AUD	Ownership	Total Assets	Total Liabilities
2014
Infocredit Holdings Pte Ltd (Singapore)	49%	40,550	13,314
Credit Bureau Cambodia	49%	4,503	713
Veda@SIMAH Limited	50%	703	296
		45,756	14,323

15 Contingent assets and contingent liabilities

(a) Contingent liabilities

Guarantees
Guarantees issued by VA Australia Finance Pty Limited:

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

•	Property leases to $4,757,920 (June 2014: $4,757,920)

•	Contractual obligations, performance and warranties in respect of certain controlled entities to $2,881,627 (June 2014: $3,234,854).

The Company has entered into a deed of cross guarantee with various subsidiaries.

These guarantees may give rise to liabilities in the parent entity if the subsidiaries do not meet their obligations under the terms of the overdraft, loans, leases or other liabilities subject to the guarantees.

No material losses are anticipated in respect of any of the above contingent liabilities.

Claims
The Company is involved in various legal matters in the ordinary course of business. None of these matters is expected to give rise to a material claim against the company.

Contingent consideration

•	In acquiring the Corporate Scorecard business in 2013, additional consideration is payable on future earn-out hurdles. The fair value of the contingent consideration at 30 June 2015 is $0.6 million.

•	In acquiring the ITM business in 2014, additional consideration is payable on future earn-out hurdles. The fair value of the contingent consideration at 30 June 2015 is $1.9 million.

Other matters
From time to time Veda also receives complaints from various parties such as consumer advocates in respect of compliance with the Privacy Act 1988 and Privacy Code. Veda takes its compliance obligations very seriously and believes it is compliant with all applicable laws and regulations. However, as is inherent in legal, regulatory and administrative proceedings, there is a risk the outcome may be unfavourable to the Group.

(b) Contingent assets

The Group had no contingent assets at 30 June 2015 (2014: nil).

16 Commitments

(a) Capital commitments

There are no significant capital commitments as at 30 June 2015 (2014: no commitments).

(b) Non-cancellable operating leases

The Group leases various offices under non-cancellable leases expiring within three to four years. The leases have varying terms, escalations and renewal rights.

	2015	2014
	$'000	$'000

Commitments for minimum lease payments in relation to non-cancellable operating leases are payable as follows:
Within one year	2,337	3,888
Later than one year but not later than five years	3,536	2,399
Later than five years	—	—
Minimum lease payments	5,873	6,287

(c) Cancellable operating leases

The Group also leases office space under cancellable operating leases. The Group is required to give twelve months notice for termination of this lease.

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

	2015	2014
	$'000	$'000

Commitments for minimum lease payments in relation to non-cancellable operating leases are payable as follows:
Within one year	3,735	2,131
Later than one year but not later than five years	9,209	13,251
Later than five years	—	—
Minimum lease payments	12,944	15,382

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

17 Events occurring after the reporting period

Since the end of the financial year, the directors have determined to pay a final dividend of 6.0 cents per share, unfranked, payable 8 October 2015. The financial effect of this dividend has not been brought to account in the financial statements for the year ended 30 June 2015 and will be recognised in subsequent financial statements.

The Group also acquired two businesses in July 2015. The details are provided in note 22.

On 25 February 2016, Equifax Australia Pty Ltd, a wholly-owned subsidiary of Equifax Inc. acquired all of the shares on issue in the capital of the Company (under a scheme of arrangement which became effective on 11 February 2016 and was implemented on 25 February 2016) together with all options on issue which had not otherwise been cancelled. The Company was delisted (i.e. quotation of its shares was terminated and it was removed from the official list) by the ASX on 26 February 2016.

18 Related party transactions

(a) Parent entity and ultimate controlling party

As at 30 June 2015, the parent entity and ultimate controlling party of the Group is Veda Group Limited. As at 30 June 2014, the parent entity of the Group was Veda Group Limited and the ultimate controlling party was Pacific Equity Partners Pty Limited (collectively "PEP") who held 63.5% of the ordinary shares of the company. PEP ceased being the ultimate controlling party of the Group in September 2014 and ceased to be a shareholder in February 2015.

(b) Subsidiaries

Interests in subsidiaries are set out in note 22.

(c) Transactions with key management personnel

(i) Key management personnel compensation

The key management personnel do not receive compensation in relation to the management of the company. The compensation disclosed below represents an allocation of the key management personnel's estimated compensation from the Group in relation to their services rendered to the company.

	2015	2014
	$'000	$'000

Short-term employee benefits	5,701	7,628
Post-employment benefits	99	89
Share-based payments - equity settled	379	8,362
	6,179	16,079

(ii) Loans to key management personnel

In respect of a loan agreement entered into prior to the Group's IPO, an unsecured loan to a member of key management personnel was issued during the year ended 30 June 2015 for $131,817 to fund the payment of tax paid on Management Performance Shares issued in July 2013.

At 30 June 2015, the balance of loans outstanding to key management personnel was $2,433,314 (2014: $2,535,000). The loans are included in 'trade and other receivables' (see Note 10(b)).

(iii) Directors' related party transactions
During the year ended 30 June 2014 Anthony Kerwick and Geoff Hutchinson had an indirect interest in PEP Advisory III Pty Limited (PEP Advisory), which received management fees from the Group.

During the year ended 30 June 2014, the Group paid fees of $14,820,000 to PEP Advisory relating to management fees, arrangement fees and recharges and as a result of the termination of its existing services agreement and for arranging services in respect to the IPO.

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

Anthony Kerwick ceased to be a Director of PEP Advisory effective May 2014.

PEP Advisory ceased being a related party of the Group in September 2014.

As at 30 June 2015 the Group had nil (2014: nil) owing to PEP Advisory.

Geoff Hutchinson retired from the Veda Board in March 2015.

(iv) Other key management personnel and director transactions
Transactions have been entered into during the year with key management personnel which are within normal employee, customer or supplier relationships on terms and conditions no more favourable than dealings in the same circumstances on an arm’s length basis.

Certain directors of Veda are also directors of other companies which supply Veda with goods and services or acquire goods or services from Veda. Those transactions are approved by management within delegated limits of authority and the directors do not participate in the decisions to enter into such transactions. If the decision to enter into those transactions should require approval of the Board, the director concerned will not vote upon that decision nor take part in the consideration of it.

(d) Transactions with ultimate controlling party

(i) Loans to/from ultimate controlling party
During the year ended 30 June 2014 PEP was the ultimate controlling party of the Group. Movement in loans to

	2015	2014
	$'000	$'000

Beginning of the year	—	(123,407)
Loan repayments made	—	123,407
Interest charged	—	(7,554)
Interest paid	—	7,554
End of the year	—	—

PEP ceased being the ultimate controlling party of Veda in September 2014.

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

19 Share-based payments

(a) Executive Incentive Plan

During the period, the Company revised its Short Term Incentive (STI) plan to include a share based component and introduced a Long Term Incentive (LTI) plan. The nature of the plans is disclosed below:

(i) Short term incentive (STI) plan
(i) Share based component of STI plan

During the period, the Company revised the structure of its STI to enhance the existing system of cash rewards. The revised STI plan introduced a Deferred STI scheme for the members of the Senior Leadership Team (SLT), being the CEO and her direct reports, and designated members of the Extended Leadership Team (ELT), being other key senior managers reporting to the SLT. The participant’s deferred STI is set At Target as a percentage of Fixed Remuneration and will be paid in Deferred Share Rights (DSRs).

(ii) Calculation of number of DSRs

The dollar value of DSRs will reflect actual performance, assessed against a variety of measures including Revenue, EBITDA, NPAT and Cash from Operation and Investment. Each SLT and ELT member is notified of their potential after the beginning of the fiscal year. The number of DSRs allocated for that dollar amount will reflect an average VW AP of Veda’s share price for a 30 day period prior to the allocation, discounted to fair value to reflect the fact that DSRs do not attract dividends.

(iii) Vesting of DSRs

For SLT, DSRs will vest in three equal tranches one, two and three years after the date of grant. For designated ELT, DSRs will vest in two equal tranches, one and two years after the date of grant, unless the grant is de minimis, in which case it will vest one year after the date of grant.

Once issued, DSRs will vest in all cases provided the employee is still employed at the point of vesting, with Directors having discretion to waive this provision in the case of death, disability, genuine retirement, redundancy or in other exceptional circumstances.

There were no DSR’s issued, forfeited, exercised or expired during the year ended 30 June 2015 (30 June 2014:
nil).

There are no DSR’s outstanding or exercisable as at 30 June 2015 (30 June 2014: nil).

The Company expects to issue DSRs in respect of the FY15 STI, in September 2015 after the Board has determined the At Target outcome.

Whilst the allocation of DSRs are not determined until finalisation of the financial year results and the board’s approval, employees have begun rendering services in relation to FY15 DSRs from the date the plans were established. As the grant date of these awards have not been achieved at 30 June 2015 and will only occur after finalisation of financial year result, the Company has estimated the fair value of these awards at 30 June 2015 and recognised an expense for the year ended 30 June 2015 accordingly.

(ii) Long term incentive (LTI) plan
(i) Description of LTI

An LTI scheme has been established with effect from 1 September 2014 and is applicable to members of the SLT and key members of the ELT. It is envisaged that the potential for a grant will be made each year. Each relevant member of staff has been notified of their potential allocation for the first year of the Scheme, with their being informed that any grant at year end will reflect both their performance in the year just past and their potential to make an ongoing significant contribution to Veda’s future.

Allocation of LTI is made in the form of options, which are the right to a fully paid share in the Company upon payment of an exercise price. The exercise price will be determined as the volume weighted average market price for the Company’s shares traded on ASX in the 30 days ending immediately prior to the date of grant.

(ii) Vesting conditions and TSR hurdle of LTI

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

Options will vest in equal tranches at the end of 3 and 4 years from the date of grant, if the participant is still employed at that time, subject to specific exceptions.

The options will have a performance hurdle being TSR relative to the ASX-200 group of companies as comprised at the date of grant. Relative TSR is measured at the end of the third and fourth year after the grant is made. Performance hurdles are set out below:

(a) If at the end of three or four years (as specified in the offer) after the Grant Date, the Company’s Total Shareholder Return is at or above the 50th percentile of the ASX 200 companies, then 50% of the options become exercisable;

(b) If at the end of three years or four years (as specified in the offer) after the Grant Date, the Company’s Total Shareholder Return is at or above the 75th percentile of the ASX 200 companies, then 100% of the options become exercisable;

(c) If at the end of three or four years (as specified in the offer) after the Grant Date, the Company’s Total Shareholder Return is between the 50th percentile of the ASX 200 companies and the 75th percentile of the ASX 200 companies, then for each one percentile above the 50th percentile the number of options exercisable increases by 2%; and

(d) If at the end of three years or four years (as specified in the offer) after the Grant Date, the Company’s Total Shareholder Return is at or below the 50th percentile of the ASX 200 companies then no options are exercisable and the options lapse.

Prior to exercise, options carry no voting rights or entitlement to dividends.

In order to exercise vested options, the exercise price must be paid before the shares can be allotted.

There were no LTI Options issued, forfeited, exercised or expired during the year ended 30 June 2015 (30 June
2014: nil).

Whilst the allocation of LTI options are not determined until finalisation of the financial year results and the Board’s approval, employees have begun rendering services in relation to FY15 LTIs from the date the plans were established. As the grant date of these awards have not been achieved at 30 June 2015 and will only occur after finalisation of financial year result, the Company has estimated the fair value of these awards at 30 June 2015 and recognised an expense for the year ended 30 June 2015 accordingly.

Total expense recognised for the year ended 30 June 2015 based on expected achievement of Veda’s FY 2015 Targets and estimates of fair value in respect to DSR and LTI options is $0.9 million (30 June 2014 : $Nil).

(b) Management Performance Shares (MPS)

Historically, and as part of private equity ownership, various members of the SLT and ELT participated in an equity incentive scheme for the issue of Management Performance Shares (MPS). In the lead-up to the IPO, these arrangements were re-negotiated. Specifically, 53.3 million shares were forfeited, being 25% of Tranche A shares; and 100% of Tranches B and C and 14.4 million Shares (Tranche A) were reclassified and the re-classification price was varied from $1.00 to $0.25. The modification resulted in $6.9 million of modification value being expensed immediately upon the IPO as no future service period attached to the shares. The vesting of the MPS also resulted in acceleration of the remaining unamortised share based payments expense in the amount of $2.4 million. The expenses were included in “IPO related expenses” respectively in the statement of comprehensive income at 31 December 2013.

To fund the reclassification amount, executives were offered a full recourse loan at market rates (‘Executive Loan’). Interest on the loan includes both a margin and a reference rate, which has to be paid semi-annually. The loans are repayable on the earlier of five years; sale of the Shares; or when the individual ceases to be an employee (subject to a period to enable the employee to trade the Shares). At 30 June 2015, the balance of loans outstanding to various members of the SLT and ELT was $2.8 million. (30 June 2014: $3.4 million).

(c) Share Options (equity-settled)

As part of the IPO in December 2013, the Company issued share options that entitle senior executives to purchase shares in the Company, subject to the payment of an exercise price.

There are two tranches of options with strike prices of $1.90 and $2.10 per option. The options were fully vested on issue and, subject to payment of the exercise price are exercisable at any time as fully paid ordinary shares in the ratio of one option per one share, subject to adjustments in accordance with the ASX listing rules for certain capital actions.

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

The aggregate number of all options as at 30 June 2015 at an exercise price of $1.90 is 20,934,000 (30 June
2014: 21,150,000) and at an exercise price of $2.10 is 17,832,667 (30 June 2014 : 18,016,667).

The options were valued as follows:

	Number of Options '000	Value per option	Total value $'000

Series 1 options	20,934	$0.07	1,465
Series 2 options	17,833	$0.05	892
			2,357

The options were fully vested upon issue. Accordingly, the entire $2.4 million total value above was expensed immediately in December 2013 and is included in the “IPO related expenses” in the statement of comprehensive income.

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

20 Earnings per share

The Group presents basic and diluted earnings per share data for its ordinary shares. Basic earnings per share is calculated by dividing the profit or loss attributable to ordinary shareholders of the Company by the weighted average number of ordinary shares outstanding during the period. Diluted earnings per share is determined by adjusting the profit or loss attributable to ordinary shareholders and the weighted average number of ordinary shares outstanding for the effects of all dilutive potential ordinary shares, which comprise of share options granted to senior executives.

The calculation of earnings per share was based on the information as follows:

Basic earnings per share

	2015	2014

Parent basic earnings per share/(loss)(cents)	9.3	3.2
Parent diluted earnings per share/(loss)(cents)	9.2	3.2

Profit for the period attributable to parent shareholders ($'000)	77,919	22,403

	2015	2014

In thousands of shares
Issued ordinary shares at 1 July	842,055	513,029
Effect of allotment and issuances	100	182,591
Basic weighted average number of ordinary shares	842,155	695,620

	2015	2014

In thousands of shares
Basic weighted average number of ordinary shares	842,155	695,620
Effect of share options on issue	5,031	1,068
Diluted weighted average number of ordinary shares	847,186	696,688

At 30 June 2015, 38 million options were included in the diluted weighted average number of ordinary shares calculation. In 2014, 18 million options were excluded in the diluted weighted average number of ordinary shares as their effect would have been anti-dilutive.

21 Group entities

All significant operating subsidiaries listed below are 100% owned for all periods presented.

Significant subsidiaries	Country of incorporation
VA Australia Finance Pty Limited	Australia
Veda Advantage Information Services and Solutions Limited	Australia
Veda Advantage Solutions Group Pty Limited	Australia
Veda Advantage Decision Group Pty Limited	Australia
Veda Advantage (Australia) Pty Ltd	Australia VA
(NZ) Holdings Limited	New Zealand
Veda Advantage (NZ) Limited	New Zealand

22 Business combination

(a) Summary of acquisition - KMS Data Limited

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

Effective 31 July 2014, the Group acquired 100% of KMS Data Ltd, a business providing database resources primarily used for marketing, research and analytical purposes in New Zealand, for consideration of $1,759,772, net of cash acquired.

In the 11 months to 30 June 2015, KMS contributed revenue of $1,288,705 and net profit of $367,366 to the Group results. If the acquisition had occurred on 1 July 2014, management estimates that consolidated revenue for the year would have been $1,405,860 and consolidated profit for the year would have been $400,763. In determining these amounts, management has assumed that the fair value adjustments, determined provisionally, that arose on the date of acquisition would have been the same if the acquisition had occurred on 1 July 2014,

Details of the purchase consideration, the net assets acquired and goodwill are as follows:

$'000

Purchase consideration
Cash paid (net of cash acquired)	1,441
Deferred consideration	319
Total purchase consideration	1,760

$'000

Net intangible assets acquired	1,208
Deferred tax liabilities on intangible assets	(323)
Other net tangible assets acquired	(6)
Goodwill	881
Fair value of net assets acquired	1,760

(b) Summary of acquisition - Kingsway Financial Assessments Pty Ltd

Effective 31 August 2014, the Group acquired 100% of Kingsway Financial Assessments Pty Ltd, a business specialising in independent financial assessment reports for procurement professionals. The total consideration for the acquisition was $3,154,912, net of cash acquired.

In the 10 months to 30 June 2015, Kingsway contributed revenue of $1,134,124 and net profit of $200,799 to the Group results. If the acquisition had occurred on 1 July 2014, management estimates that consolidated revenue for the year would have been $1,360,948 and consolidated profit for the year would have been $240,958. In determining these amounts, management has assumed that the fair value adjustments, determined provisionally, that arose on the date of acquisition would have been the same if the acquisition had occurred on 1 July 2014,

Details of the purchase consideration, the net assets acquired and goodwill are as follows:

$'000

Purchase consideration
Cash paid (net of cash acquired)	812
Deferred consideration	2,343
Total purchase consideration	3,155

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

The assets and liabilities recognised as a result of the acquisition are as follows:

$'000

Net intangible assets acquired	1,570
Deferred tax liabilities on intangible assets	(236)
Other net tangible assets acquired	48
Goodwill	1,773
Fair value of net assets acquired	3,155

(c) Summary of acquisition - The Prospect Shop Pty Ltd

Effective 1 December 2014, the Group acquired 100% of The Prospect Shop Pty Limited (TPS), a business primarily providing direct marketing and data agency services to the not-for-profit sector. The total consideration for the acquisition was $4,483,466, net of cash acquired.

In the 7 months to 30 June 2015, TPS contributed revenue of $5,121,461 and net profit of $559,904 to the Group results. If the acquisition had occurred on 1 July 2014, management estimates that consolidated revenue for the year would have been $8,779,648 and consolidated profit for the year would have been $959,836. In determining these amounts, management has assumed that the fair value adjustments, determined provisionally, that arose on the date of acquisition would have been the same if the acquisition had occurred on 1 July 2014,

Details of the purchase consideration, the net assets acquired and goodwill are as follows:

$'000

Purchase consideration
Cash paid (net of cash acquired)	2,217
Deferred consideration	2,266
Total purchase consideration	4,483

The assets and liabilities recognised as a result of the acquisition are as follows:

$'000

Net intangible assets acquired	1,310
Deferred tax liabilities on intangible assets	(337)
Other net tangible assets acquired	(149)
Goodwill	3,659
Fair value of net assets acquired	4,483

(d) Summary of acquisition - Zip ID Pty Limited

Effective 1 July 2015, the Group acquired 100% of ZipID Holdings Pty Limited (“ZipID”) a business providing face to face and mobile enabled identity verification services.

The consideration for the acquisition consists of a payment of $500,000 on completion with further consideration contingent on the performance of the business as measured by gross profit of the business times an agreed profit multiple over the first three years from acquisition.

Due to the recent acquisition date and the early stage of operations of the ZipID business with its large and uncertain potential future gross profits, the purchase price accounting is still to be finalised.

(e) Summary of acquisition - GetCreditScore Pty Ltd

Effective 1 July 2015, the Group acquired 75% of GetCreditScore Pty Ltd (“GetCreditScore”) a business providing a web portal to allow consumers to access their credit bureau score for free and to collect leads from those consumers to use for

Veda Group Limited and its Controlled Entities
Note to the consolidated financial statements
30 June 2015 and 2014
(continued)

marketing purposes. The consideration for the acquisition consists of a payment of $75 on completion with further consideration contingent on the performance of the business as measured by the number of consumer leads generated in the first year after acquisition.

Due to the recent acquisition date and the start-up stage of operations of the GetCreditScore business with an untested market, the purchase price accounting is still to be finalised.

Independent Auditors’ Report
The Board of Directors
Veda Group Limited:
We have audited the accompanying consolidated financial statements of Veda Group Limited and its subsidiaries, which comprise the consolidated balance sheets as of June 30, 2015 and 2014, and the related consolidated statements of profit or loss and other comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Veda Group Limited and its subsidiaries as of June 30, 2015 and 2014, and the results of their operations and their cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

KPMG
Sydney, NSW, Australia
12 April 2016